Exhibit 32.1

I, Steven V. Lant, Chairman of the Board, President and Chief Executive Officer of CH Energy Group, Inc. and Chairman of the Board and Chief Executive Officer of Central Hudson Gas & Electric Corporation (the "Companies"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Quarterly Report on Form 10-Q of the Companies for the period ending March 31, 2004 (the "Periodic Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

A signed original of this written statement required by Section 906 has been provided to CH Energy Group, Inc. and to Central Hudson Gas & Electric Corporation and will be retained by CH Energy Group, Inc. and Central Hudson Gas & Electric Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

                                    CH ENERGY GROUP, INC.
                                        (Registrant)

                   By:                /s/ Steven V. Lant
                      --------------------------------------------------
                                       Steven V. Lant
                            Chairman of the Board, President and
                                   Chief Executive Officer


                          CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                       (Co-Registrant)

                   By:                /s/ Steven V. Lant
                      --------------------------------------------------
                                       Steven V. Lant
                      Chairman of the Board and Chief Executive Officer

Dated: May 7, 2004


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